EXHIBIT 21
                                SUBSIDIARIES OF

                           JEFFERSON BANKSHARES, INC.

                               December 31, 1996



                                                   Jurisdiction in
       Names                                       Which Organized
       -----                                       ---------------
Direct
       Indirect

Jefferson National Bank                                U.S.

       Grace Insurance Agency, Incorporated            Virginia

Charter Insurance Mangers, Inc.                        Virginia

Jefferson Financial, Inc.                              Virginia

Jefferson Properties, Inc.                             Virginia